EX-99.1

Exhibit 99.1

Cover Letter to Offer to Purchase and Letter of Transmittal

IF YOU DO NOT WANT TO REDEEM YOUR LIMITED PARTNERSHIP INTERESTS AT

THIS TIME FOR ANY REASON, INCLUDING IF YOU ARE SUBJECT TO AN AGREEMENT NOT

TO REDEEM YOUR INTERESTS FOR AN INITIAL HOLDING PERIOD, PLEASE DISREGARD

THIS NOTICE. THIS IS SIMPLY NOTIFICATION OF THE FUND’S TENDER OFFER.

July 24, 2012

Dear Investor of The Endowment Institutional Fund, L.P.:

We are writing to inform you of important dates related to the tender offer by The Endowment Institutional Fund, L. P. (the “Fund”). If you are not interested in selling your limited partnership interests at this time, please disregard this notice and take no action.

Please note that the sale of your limited partnership interests may be subject to a 2% Early Redemption Fee if you decide to sell your interests in this offer.

The tender offer period will begin on July 24, 2012 and end on August 21, 2012. The purpose of the tender offer is to provide liquidity to investors who hold limited partnership interests. Limited partnership interests can be redeemed by means of a tender offer only during one of the Fund’s announced tender offers.

Should you wish to sell any of your limited partnership interests during this tender offer period, please complete the enclosed Letter of Transmittal (the two page Tender Offer Form will suffice) and contact your financial advisor who services your account for specific return instructions. Allow for additional processing time by your financial intermediary if necessary as the form must ultimately be received by the Fund’s Investment Adviser, Endowment Advisers, L.P. either by mail or by fax in good order by midnight, Central Daylight Time, on August 21, 2012. If you do not wish to redeem limited partnership interests for any reason, including if you are subject to an agreement not to redeem your interests for an initial holding period, simply disregard this notice. No Action is Required if You Do Not Wish to Redeem at This Time.

If you have any questions, please refer to the attached Offer to Purchase document, which contains additional important information about the tender offer, or call the Support Desk of the Investment Adviser at (800) 725-9456.

Sincerely,

The Endowment Institutional Fund, L.P.

Cover Letter to Offer to Purchase and Letter of Transmittal

Clients of Merrill Lynch Financial Advisors or U.S. Trust Portfolio Managers

IF YOU DO NOT WANT TO REDEEM YOUR LIMITED PARTNERSHIP INTERESTS AT

THIS TIME FOR ANY REASON, INCLUDING IF YOU ARE SUBJECT TO AN AGREEMENT NOT

TO REDEEM YOUR INTERESTS FOR AN INITIAL HOLDING PERIOD, PLEASE DISREGARD

THIS NOTICE. THIS IS SIMPLY NOTIFICATION OF THE FUND’S TENDER OFFER.

July 24, 2012

Dear Investor of The Endowment Institutional Fund, L.P.:

We are writing to inform you of important dates related to the tender offer by The Endowment Institutional Fund, L.P. (the “Fund”). If you are not interested in selling your limited partnership interests at this time, please disregard this notice and take no action.

Please note that the sale of your limited partnership interests may be subject to a 2% Early Redemption Fee if you decide to sell your interests in this offer.

The tender offer period will begin on July 24, 2012 and end on August 21, 2012. The purpose of the tender offer is to provide liquidity to investors who hold limited partnership interests. Limited partnership interests can be redeemed by means of a tender offer only during one of the Fund’s announced tender offers.

Should you wish to sell any of your limited partnership interests during this tender offer period, please contact your Financial Advisor or Portfolio Manager who will provide you a customized Tender Offer Form for your account. The Letter of Transmittal contained in this Offer to Purchase includes a sample Tender Offer Form for your reference only. The Tender Offer Form generated for your account will need to be signed and returned to your Financial Advisor or Portfolio Manager. Upon receiving the signed form, your Financial Advisor or Portfolio Manager will then submit the order. Your Financial Advisor or Portfolio Manager must submit the form by midnight, Central Daylight Time, on August 21, 2012. If you do not wish to redeem limited partnership interests for any reason, including if you are subject to an agreement not to redeem your interests for an initial holding period, simply disregard this notice. No Action is Required if You Do Not Wish to Redeem at This Time.

If you have any questions, please refer to the attached Offer to Purchase document, which contains additional important information about the tender offer, or call your Financial Advisor or Portfolio Manager.

Sincerely,

The Endowment Institutional Fund, L.P.